EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-275306, 333-234645, 333-207922, 333-179354, 333-138054, 333-124574, 333-83809, 033-65513, 033-53361, and 033-53401 on Form S-8 of our reports dated August 15, 2025, relating to the financial statements of Applied Industrial Technologies, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended June 30, 2025.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
August 13, 2026